EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Whirlpool Corporation pertaining to the Maytag Corporation Salary Savings Plan of our report dated May 26, 2005, with respect to the financial statements and schedule of the Maytag Corporation Salary Savings Plan included in the Plan’s Annual Report (Form 11-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission on June 29, 2005.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
March 30, 2006